SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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[X]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for
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     previous filing by registration statement number, or the
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     (1)  Amount Previously Paid:

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     (4)  Date Filed:

                              ####

[Advertisements appearing in newspapers commencing August 8, 1996]

ATTENTION [KCPL logo] SHAREHOLDERS:

              WESTERN RESOURCES' HOSTILE OFFER
                   DOESN'T ADD UP TO VALUE

- -    We have carefully reviewed the terms of Western's
     proposed rate reduction settlement, and we believe it
     WILL IMPACT WESTERN'S FUTURE EARNINGS.

- - Western's proposed rate settlement results in the loss of more than $300 million in revenue. We believe this will impact on Western's ability to pay dividends at its promised rate. Western would be required to use in 1998 MORE THAN 90% OF ITS EARNINGS TO COVER DIVIDEND PAYMENTS.

- -    After all these months, Western still has not provided
     KCPL shareholders with an effective response to our very real concerns about Western's OVERSTATED MERGER-RELATED
     SAVINGS ASSUMPTIONS.

There is NO ASSURANCE that Western's hostile exchange offer -- which has been unanimously rejected by your Board -- will EVER BE COMPLETED.

THE KCPL/UTILICORP MERGER IS:

     [X]  BOARD APPROVED
     [X]  EMPLOYEE SUPPORTED
     [X]  COMMUNITY BACKED

A FAILURE to approve the KCPL/UtiliCorp merger would DEPRIVE you of its potential for growth in revenue, income and share value -- along with a dividend increase to $1.85 per share.

_____________________________________________________________________

The Special Meeting of Shareholders Will Be Held on August 16, 1996.

         VOTE "FOR" THE KCPL/UTILICORP MERGER TODAY
                  ON THE WHITE PROXY CARD.
_____________________________________________________________________

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR
KCPL SHARES, CALL KCPL INVESTOR RELATIONS AT 1-800-245-5275
OR D. F. KING & CO., INC., TOLL FREE, AT 1-800-714-3312.


August 8, 1996                      KANSAS CITY POWER & LIGHT COMPANY

                    TO KCPL SHAREHOLDERS


            IF YOU CUT THROUGH ALL THE RHETORIC,
                   IT REALLY COMES DOWN TO

                            TRUST
                         COMMITMENT
                           SUPPORT
                            VALUE

KCPL and UtiliCorp, with a combined 193 years of delivering returns to shareholders, proven reliability for customers, rewarding careers for employees and dedicated support for community, ask you to help us create a global energy leader right here in Kansas City.

 Vote FOR the KCPL merger with UtiliCorp on the WHITE proxy
                            card.

_____________________________________________________________

If you have any questions about the merger or need assistance completing the white proxy card, please call KCPL Investor
Relations toll free at 1-800-245-5275.

                         [KCPL logo]
                The Energy Behind Your Ideas

August 8, 1996